COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of March 25, 2008, by and between RREEF AMERICA REIT II CORP. II, a Maryland corporation ("Landlord") and MONTEREY GOURMET FOODS, INC., a Delaware corporation ("Tenant").

Recitals:

A. Landlord and Tenant are parties to that certain Lease, dated for reference November 8, 2007 (the "Lease") for certain premises (the "Premises") consisting of approximately 93,306 square feet at the building commonly known as Kent 228, Building A, 8010 South 228th Street, Kent, WA 98032.

B. Tenant is in possession of the Premises and the Term of the Lease has commenced.

C. Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1. The actual Commencement Date is April 1, 2008.

2. The actual Termination Date is March 31, 2018.

3. The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

Period		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
from	through				
4/1/2008	9/30/2008	93,306	$2.88	$268,812.00	$22,401.00
10/1/2008	3/31/2009	93,306	$5.76	$537,624.00	$44,802.00
4/1/2009	3/31/2010	93,306	$5.93	$553,752.00	$46,146.00
4/1/2010	3/31/2011	93,306	$6.11	$570,360.00	$47,530.00
4/1/2011	3/31/2012	93,306	$6.30	$587,472.00	$48,956.00
4/1/2012	3/31/2013	93,306	$6.49	$605,100.00	$50,425.00
4/1/2013	3/31/2014	93,306	$6.68	$623,256.00	$51,938.00
4/1/2014	3/31/2015	93,306	$6.88	$641,952.00	$53,496.00
4/1/2015	3/31/2016	93,306	$7.09	$661,212.00	$55,101.00
4/1/2016	3/31/2017	93,306	$7.30	$681,048.00	$56,754.00
4/1/2017	3/31/2018	93,306	$7.52	$701,484.00	$58,457.00

4. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:

RREEF AMERICA REIT II CORP. II,
a Maryland corporation

By: RREEF Management Company,
a Delaware corporation,
its Manager

By: ______________________________

Name: Cathleen Meyer

Title: District Manager

Dated: ______________________________

TENANT:

MONTEREY GOURMET FOODS, INC.,
a Delaware corporation

By: ______________________________

Name: Eric Eddings

Title: Chief Executive Officer

Dated: ______________________________